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                                                                     Exhibit 4.5

                        Warrant to Purchase up to 87,500
                        Shares of Common Stock


           WARRANT TO PURCHASE UP TO 87,500 SHARES OF THE COMMON STOCK

                                       OF

                        INTERNET FINANCIAL SERVICES, INC.
               and its wholly owned subsidiary, A.B. Watley, Inc.

         This Warrant has not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any securities laws of the State of New York. This Warrant has been and any shares of Common Stock issued upon exercise thereof ("Warrant Shares") will be acquired for investment (and not with a view toward distribution or resale) directly from Internet Financial Services, Inc. and its wholly owned subsidiary A.B. Watley, Inc. (the "Company") in a transaction not involving any public offering, and must be held indefinitely. No sale, pledge or other transfer or disposition of the Warrant or Warrant Shares, or of any interest therein, may be made unless in compliance with the terms herein and unless and until (i) a registration statement under the Securities Act has been filed with the Securities and Exchange Commission (the "Commission") and pursuant to any applicable state securities laws and has become effective with respect to such transfer or (ii) the Company shall have received an opinion of counsel reasonably satisfactory to it that registration under the Securities Act and applicable state law is not required with respect to the intended transfer. Rule 144 will not be available for sales of the Warrant or Warrant Shares. The above restrictions shall not apply to the exercise of the right of redemption ("Put") as set forth in Paragraph 4 hereof.

         Any purported sale, pledge or other transfer or disposition of this Warrant or of the Warrant Shares in violation of any provision of this Warrant and the above securities laws restrictions shall be null and void.

                                            Dated: October 2, 1998
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         This certifies that in consideration of the sum of $10.00 and other good and valuable consideration paid by New York Small Business Venture Fund LLC ("Lender") to the Company the receipt of which is hereby acknowledged, Lender or its registered assigns, is entitled to purchase, subject to the provisions of this Warrant, for a period of five (5) years from the date hereof being the closing of the certain loan from Lender to the Company in the amount of $500,000. (the "Loan") made pursuant to a certain loan agreement (the "Loan Agreement"), but not thereafter, from the Company, up to 87,500 shares of the Company's Common Stock $.001 par value per share (the "Stock" or "Common Stock") on a fully diluted basis (to be adjusted for all convertible securities and options and warrants issued and which were issued at the time of issuance of this Warrant), such shares being hereinafter referred to as the "Warrant Shares". The Company stipulates that, prior to the date hereof, there are 5,137,500 shares of common stock issued and outstanding. The purchase price for the Warrant Shares issuable hereunder is the lesser of $10. per share or the price of any future offering by the Company up to the time of the exercise of the Warrant as from time to time adjusted pursuant to the terms hereof (such being hereinafter referred to as the "Warrant Price").

         This Warrant is subject to the following terms and conditions:

1.       Exercise of Warrant.

         This Warrant may be exercised in whole or in part by Lender up to five
(5) years from the date hereof. The registered holder hereof must give written notice at the offices of the Company of their intention to exercise the Warrant in whole or in part. Upon delivery of this Warrant at the offices of the Company or at such other address as the Company may designate by notice in writing to the registered holder hereof with the Subscription Form

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annexed hereto duly executed, accompanied by payment of the Warrant Price for the number of Warrant Shares purchased, the registered holder of this Warrant shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. The Warrant Shares deliverable hereunder shall, upon payment therefor and issuance in accordance with this Warrant, be fully-paid and non-assessable and the Company agrees that at all times during the term of this Warrant it shall cause to be reserved for issuance such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant. In the event of a partial exercise and purchase of Warrant Shares, the Company shall issue an exchange Warrant that can thereafter be utilized to exercise the purchase of the remaining Warrant Shares not as yet purchased, which exchange Warrant shall be issued on the same terms and conditions as set forth herein, but adjusted for the remaining number of shares that is subject to the Warrant.

2.       Transfer or Assignment of Warrant.

         Any assignment or transfer of this Warrant which is permissible shall be made by surrender of this Warrant at the offices of the Company or at such other address as the Company may designate in writing to the registered holder hereof with the Assignment Form annexed hereto duly executed and accompanied by payment of any requisite transfer taxes and the Company shall, provided all conditions with respect thereto as set forth herein have been complied with, without charge, execute and deliver a new Warrant of like tenor and amount in the name of the assignee.

3.       Charges, Taxes and Expenses.

         The issuance of certificates for shares of Common Stock upon any exercise of this Warrant shall be made without charge to the holder hereof for any stock transfer tax or other expense in respect to the issuance of such certificates, all of such taxes and

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expenses shall be paid by the Company, and such certificates shall be issued only in the name of the registered holder of this Warrant.

4.       Lender's Right of Redemption of the Warrant or

         Warrant Shares

         Lender will have the right to sell the Warrant or the Warrant Shares to the Company on the terms and conditions of this Section 4, such right being hereinafter referred to as Lender's "Put". The Put may be exercised upon the earlier of either (a) any time after five (5) years from the date hereof, in the event there has not been a public offering of the Company, or (b) a default by the Company under any of the terms, covenants and conditions of the Loan documents beyond any applicable notice and cure provisions; in each case at a per share price ("Put Price") based upon Lender's proportionate share of the greater of the following Company valuation formulae:

         a) cumulative net earnings after taxes ("Net Earnings") from the date hereof to the time of the exercise of the Put; or

         b) six (6) times the average pre-tax operating earnings (operating earnings being equal to Net Earnings, plus depreciation, taxes, amortization and interest expense) for the two (2) full fiscal years immediately prior to the exercise of the Put; or

         c) six (6) times pre-tax operating earnings (operating earnings being equal to Net Earnings, plus depreciation, taxes, amortization and interest expense) for the full fiscal year immediately prior to the exercise of the Put); or

         d) an appraisal conducted by a professional valuation firm appointed by mutual consent of Lender and the Company. In the event mutual consent is not obtained, Lender and the Company shall submit the issue of the selection of

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                  an appraiser to the American Arbitration Association and shall abide by its decision. Both parties shall share equally the cost of any such appraisal and arbitration.

         The Put Price will be increased by the amount of the Warrant Price actually paid if the Warrant or any portion thereof has been exercised into the underlying common stock. The amount of the Put Price shall be determined as of the date upon which the Put was exercised. The Put Price will be paid to Lender in cash thirty (30) days after the Put exercise.

         The Put will terminate upon the completion of an initial public offering of the Company's securities.

5.       The Make Up Provision

         If the Company within six (6) months of the Put's exercise a) becomes a party to any merger or consolidation where the Company is not the surviving entity or where more than fifty percent (50%) of the Company's ownership is transferred; or b) sells substantially all of its assets, liquidates or disposes of a material part of its business; or c) files a registration statement for and consummates a public offering, the Company will then be obligated to recompute the proceeds which would have been due to Lender and remit the difference between such recomputation and the Put Price to Lender in cash at the close of the sale as described in Section 5 subsection (a) and (b) hereof or the close of the public offering of the Company.

6.       Certain Obligations of the Company.

         The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the performance or observance of any of the

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covenants, stipulations or conditions to be performed or observed by the Company hereunder. The Company represents that the shares issuable under this Warrant will represent 87,500 shares of the Company as of the date hereof.

7.       Anti Dilution Protection for Stock Threshold Amount

         The Company and Lender agree that for the purposes of this Section 7 the terms "Stock Threshold Amount" as defined herein shall be $10. per share of Common Stock . The Stock Threshold Amount and, in some cases, the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 7.

         7.1      Adjustment of Stock Threshold Amount and Number of Shares.

         7.1.1 Subdivision or Combination of Stock and Stock Dividend. In case the Company shall at any time subdivide its outstanding shares of Stock into a greater number of shares or declare a dividend upon its Stock payment solely in shares of Stock, the Stock Threshold Amount in effect immediately prior to such subdivision or declaration shall be proportionately reduced, and the number of shares issuable upon exercise of the Warrant shall be proportionately increased. Conversely, in case the outstanding shares of Stock of the Company shall be combined into a smaller number of shares, the Stock Threshold Amount in effect immediately prior to such combination shall be proportionately increased, and the number of shares issuable upon exercise of the Warrant shall be proportionately reduced.

         7.1.2 Adjustment Due to Issuance of Shares. (a) If at any time or from time to time after October 2, 1998 (the "Commencement Date"), the Company shall issue or sell Additional Shares of Common Stock (as hereinafter defined) other than as a dividend or other distribution on any class of stock and other than upon a subdivision or combination of

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shares of Common Stock for a consideration per share less than the Stock
Threshold Amount, then forthwith upon such issue or sale, the Company shall adjust Lender's exercise price to such consideration.

                  (b) For the purpose of this Section 7.1.2, the consideration received by the Company for any issue or sale of securities shall (i) to the extent it consists of cash, be computed as the gross offering price provided the net amount of cash received is at least ninety (90%) percent of the gross offering price in connection with such issue or sale. For the purposes of this
Section 7.1.2.(b), in determining the cash received pursuant to this sub-section (i), the Company shall receive a credit in connection with an initial public offering for expenses up to ten (10%) percent of the gross proceeds of such offering. For example, if the gross offering price is $8.00 per share and the Company's proceeds are $6.25 per share, an additional $.80 per share shall be added such that the amount of cash received by the Company is deemed to be $7.05 per share; (ii) to the extent it consists of a service or property other than cash, be computed at the fair value of that service or property as determined in good faith by the Board; and (iii) if Additional Shares of Common Stock (as hereinafter defined), Convertible Securities (as hereinafter defined), or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                  (c) For the purpose of the calculations provided in this
Section 7.1.2, if at any time or from time to time after the Commencement Date the Company shall issue any rights or options for the purchase of, or stock or other securities convertible into, Additional

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Shares of Common Stock (such convertible stock or securities being hereinafter referred to as "Convertible Securities"), then, and in each case, if the Effective Price (as hereinafter defined) of such rights, options or Convertible Securities shall be less than the Stock Threshold Amount, the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, payable to the Company upon exercise or conversion of such options or rights. "Effective Price" shall mean the quotient determined by dividing the total of all of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the adjustment to the number of shares available hereunder upon the issuance of such rights, options or Convertible Securities shall be readjusted to the number of shares that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received by issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Company on the conversion of such Convertible Securities.

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                  (d) For the purpose of the calculations provided for in this
Section 7.1.2, if at any time or from time to time after the Commencement Date the Company shall issue any rights or options for the purchase of Convertible Securities, then, in each such case, if the Effective Price thereof is less than the then Stock Threshold Amount, the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights or options; plus the minimum amounts of consideration, if any, payable to the Company upon the conversion of such Convertible Securities. "Effective Price" shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of such Stock Purchase Price adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities.

         The provisions of subsection (c) above for readjustment upon the expiration of rights or options or the rights of conversion of Convertible Securities, shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this subsection (d).

                  (e) The term "Additional Shares of Common Stock" as used herein shall mean all shares of Common Stock issued or deemed issued by the Company after the Commencement Date whether or not subsequently reacquired or retired by the Company, other than (i) shares of Common Stock issued upon conversion of convertible securities or

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the exercise of warrants outstanding as of the Commencement Date; and (ii)
shares of Common Stock issued to employees, officers or directors pursuant to any stock offering, plan or arrangement approved by the Board of Directors of the Company.

         7.2 Notice of Adjustment. Promptly after adjustment to provide for the maintenance of the Stock Threshold for Lender's Warrant Shares or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by recognized overnight mail, e.g. Federal Express, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state the effective date of the adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         7.3      Other Notices.  If at any time:

                  (a) the Company shall declare any cash dividend upon its Stock;

                  (b) the Company shall declare any dividend upon its Stock payable in stock (other than a dividend payable solely in shares of Stock) or make any special dividend or other distribution to the holders of its Stock;

                  (c) there shall be any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation; or

                  (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, in any one or more of said cases, the Company shall give, by recognized overnight mail, e.g. Federal Express, addressed to the registered holder

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of this Warrant at the address of such holder as shown on the books of the
Company, (i) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such dissolution, liquidation or winding-up; (ii) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, and (iii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days' written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of Stock shall be entitled thereto. Any notice given in accordance with clause (iii) above shall also specify the date on which the holders of Stock shall be entitled to exchange their Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. If the Holder of the Warrant does not exercise this Warrant prior to the occurrence of an event described above, except as provided in Sections 7.1 and 7.4, the Holder shall not be entitled to receive the benefits accruing to existing holders of the Stock in such event.

         7.4 Changes in Stock. In case at any time following the Commencement Date, the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Stock) in which the previously outstanding Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any

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combination of any of the foregoing (each such transaction being herein called the "Transaction" and the date of consummation of the Transaction being herein called the "Consummation Date"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that each Holder, upon the exercise hereof at any time on or after the Consummation Date, shall be entitled to receive; and this Warrant shall thereafter represent the right to receive, in lieu of the Stock issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which such Holder would actually have been entitled as a stockholder upon the consummation of the Transaction if such Holder had exercised such Warrant immediately prior thereto. The provisions of this Section 7.4 shall similarly apply to successive Transactions.

         7.5      General

         (a) Notwithstanding anything contained herein to the contrary, the provisions of Section 7 shall only apply if more than 5% of the Company's Common Stock in the aggregate is sold in a single or multiple transaction(s) for a consideration at least 30% less than the Stock Threshold Amount .

         (b) Notwithstanding anything herein to the contrary in this Warrant the Company's obligation to issue shares due to any dilution of the Stock Threshold Amount set forth above shall not alter or effect the right of Lender, its successors and assigns to exercise this Warrant at the Warrant Price.

8.       Come Along Rights and Tag Along Rights

         A. In the event any shareholder(s) of the Company (the "Owner") offer to sell all of their interests in the Company to a third party in an arms length transaction, then Lender shall, at the written request of the Company's Board of Directors, be required to sell to such

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third party the same portion of Lender's ownership interest, as the interests being transferred bears to Lender's entire interest for the same purchase price (on a pro rata basis) that is paid by such third party in such transaction (the "Come Along Rights") in accordance with this Paragraph 8. Any offer by the Owner to sell their interests in the Company shall be valid for a period of sixty (60) days (the "Transfer Period"). The Come Along Rights shall operate as follows:
(a) if the purchase price is in excess of the formula employed in the Put and all ownership interests are included in the sale, then Lender shall participate pro rata as a seller in such transaction on the same terms and conditions; or
(b) if the purchase price is less than the Put Price, then Lender shall be deemed to exercise its Put at the Put Price. The Come Along Rights shall terminate in the event the Company consummates an initial public offering which provides the Company with gross proceeds of $10. million or more.

         B. Lender shall be entitled to participate pro rata on the same terms and conditions in the event any shareholder of the Company owning a ten (10%) percent or greater ownership interest (the "Principal Owner") of the Company sells twenty (20%) percent or more of its ownership interest in the Company (the "Tag Along Rights"), except for transfers among existing shareholders or their direct family, viz. mother, father, sister, brother and children, and open market sales provided insiders notify Lender of their intent to sell, which shall be exempt. Any offer by a Principal Owner to sell its interests in the Company shall be valid for the Transfer Period. The selling shareholder(s) shall notify Lender in writing of the terms of any offer within three (3) business days of such offer having been agreed to by the selling shareholder(s) and a third party in writing. Lender may exercise its Tag Along Rights by delivering written notice of such exercise to the selling shareholder(s) at any time within fifteen (15) days after commencement of the Transfer

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Period. The selling shareholder(s) shall delay the consummation of the proposed sale for the lesser of such fifteen (15) day period or until all of the shareholders entitled to Tag Along Rights otherwise consent in writing. The Transfer Period shall begin upon the receipt by Lender of such written notice from the selling shareholder(s). The Tag Along Rights shall terminate in the event the Company consummates an initial public offering which provides the Company with gross proceeds of $10 million or more.

9.       Registration Rights

         In the event the Company proposes to sell any security from and after the date hereof that will be registered with the Commission under the Securities Act in a public offering except on Form S-8 or just for the purpose of employee benefits, then in such event, the Company agrees to use best efforts to "piggy back" a registration of the Warrant Shares, as the case may be, so that the Warrant Shares become publicly registered securities in such registration. The aforesaid registration shall be at the sole cost and expense of the Company. Upon registration of the Warrant Shares, the holder shall be entitled to dispose, sell, or transfer the Warrant Shares as a publicly registered security, but not earlier than thirty (30) days subsequent to the effectiveness of such Registration Statement. Notwithstanding the foregoing, if an underwriter of such registered offering determines that the inclusion of the Warrant Shares in such offering would be detrimental to the Company, or the underwriter requests a one
(1) year holdback in an initial public offering, then Lender hereby consents to such one (1) year holdback and the underwriter and the Company shall have the right to exclude some or all of such securities from the offering, provided that such exclusion is applied pro rata to all of the holders of securities wishing to participate in the offering. Lender shall be further entitled to all "piggy back" and demand registration rights afforded any other shareholder.

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10.      Registration Procedures

         Company Undertakings. In order to fulfill its agreement to use its best efforts to effect the registration of the Warrant Shares under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

         10.1.1 with respect to the obligations of the Company under Section 9 above, prepare and file with the Commission a Registration Statement or any amendment thereto with respect to such securities on or before the expiration of thirty (30) days from receipt of notice, and thereafter to use its best efforts to cause such Registration Statement to become effective and remain effective until all the Warrant Shares are sold or become capable of being publicly sold without registration under the Securities Act;

         10.1.2 prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all the Warrant Shares.

         10.1.3 furnish to Lender such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents as Lender may reasonably request in order to facilitate the public sale of the Warrant Shares owned by Lender;

         10.1.4 use its best efforts to register and qualify the Warrant Shares covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as Lender shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable Lender to consummate the public sale or other disposition in such jurisdictions, except that the Company shall not for any such purpose be required to

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qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

         10.1.5 otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

         10.1.6 notify Lender at any time when a prospectus relating thereto covered by such Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         10.2 Expenses. All expenses incurred in any registration of the Warrant Shares under this Warrant shall be paid by the Company, including, without limitation, (i) printing expenses, fees and disbursements of counsel for the Company, (ii) expenses of any special audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, (iii) all registration and filing fees for the Warrant Shares under federal and state securities laws, and (iv) expenses of complying with the securities or blue sky laws of any jurisdictions; provided, however, the Company shall not be liable for (a) any discounts or commissions due to any underwriter on account of the sale of the Warrant Shares;
(b) any stock transfer taxes incurred with respect to Warrant Shares sold in the offering or (c) the fees and expenses of counsel for any

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holder of the Warrant or Warrant Shares, provided that the Company will pay the costs and expenses of Company counsel when the Company's counsel is representing any or all owners of Warrant Shares or Lender.

         10.3     Indemnification.

         10.3.1 The Company's Indemnity. Without limitation of any other indemnity provided to Lender or other owner of Warrant Shares, in connection with an Offering referred to in Section 10, to the extent permitted by law, the Company shall indemnify and hold harmless such Person, the affiliates, officers, directors and partners of such Person, any underwriter (as defined in the Securities Act) for such Person, and each person, if any, who controls such Person or underwriter (within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

         (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed pursuant to Section 10, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,

         (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or

         (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, in connection with a

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registration of Warrant Shares required under Section 9.

The Company shall reimburse Lender, its affiliates, officers or directors or partners, underwriters or controlling persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any of the foregoing in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such holder, owner, or any other affiliate, officer, director, partner, underwriter, or controlling person thereof.

         10.3.2 Lender's Indemnity. Lender shall indemnify and hold harmless the Company, its affiliates, officers, directors, shareholders and representatives, any underwriter (as defined in the Securities Act) and each person, if any, who controls the Company or the underwriter (within the meaning of the Securities Act or the Exchange Act), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages or liabilities (or actions and respect thereof) including, without limitation, reasonable attorneys fees or expenses, arise out of or are based upon any statements or information provided by Lender to the Company in connection with the offer or sale of the Warrant Shares.

         10.4 Notice; Right to Defend. Promptly after receipt by an indemnified party under this Section 10 of a notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in the defense of such action. If the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, then the indemnifying party, jointly with any other indemnifying party similarly noticed, shall have the right to assume the defense of such action with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 10 only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.

         10.5 Contribution. If the indemnification rights provided for in this Section 10 are held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount Lender shall be obligated to contribute pursuant to this Section 10.5 shall be limited to an amount equal to the proceeds to Lender of the Warrant Shares sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which Lender has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Warrant Shares).

         The indemnification and contribution rights provided by this Section 10 shall be continuing rights and shall survive the registration and sale of any securities by any person entitled to indemnification or contribution hereunder and shall survive the expiration or termination of this Agreement.

11.      Warrant for Additional Common Stock

         In the event the Company fails to achieve ninety percent (90%) of the threshold points of revenue or pre-tax income in accordance with Exhibit A attached hereto and made a part hereof for calendar years ending 1998, 1999 and 2000, Lender shall receive an additional warrant for 37,500 shares (the "Additional Shares") of the Company on the same terms and conditions contained herein, provided, however, that if within three
(3) years from the date hereof there is an initial public offering of the Company's stock which provides the Company with proceeds being the gross offering price provided the net amount of cash received is at least ninety (90%) percent of the gross offering price, paid to the Company in connection with such issue or sale of $10. million or more, the Additional Shares shall be 18,750. For the purposes of this Section 11, in determining the cash received pursuant to this section, the Company shall receive a credit in connection with an initial public offering for expenses up to ten (10%) percent of the gross proceeds of such offering. For example, if the gross offering price is $8.00 per share and the Company's proceeds are $6.25 per share, an additional $.80 per share shall be added such that the amount of cash received by the Company is deemed to be $7.05 per share.

12.      Miscellaneous.

(A) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and of the holder or holders hereof and of the Warrant Shares.

(B) No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder of this Warrant, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, receive dividends or subscription rights, or otherwise.

(C) Receipt of this Warrant or the Warrant Shares shall constitute agreement to all the terms and conditions contained herein including, but not limited to, the securities laws restrictions, and shall be deemed a representation of investment intent without a view toward distribution or resale.

(D) This Warrant and the performance of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York and New York County shall have exclusive jurisdiction with respect to all controversies and disputes arising hereunder.

(E) All notices permitted or required herein shall be given as provided in the Loan Agreement.

13. Disposition of this Warrant and the Warrant Shares and Registration Under Securities Laws

(A) The holder of this Warrant or the Warrant Shares, by acceptance hereof agrees, prior to the disposition of any such Warrant or Warrant Shares, to give written notice to the Company expressing such holder's intention to effect such disposition and describing the manner thereof.

(B) The holder also understands (i) that the Warrant and the Warrant Shares have not been and will not be registered under the Securities Act or any applicable state securities law and that the Company is and will be relying upon an exemption from the registration requirements providing for issuance of securities not involving any public offering, and (ii) that the Company has relied upon the fact that the Warrant and Warrant Shares will be held for investment and without a view to distribution. The holder confirms to the Company that it is acquiring the Warrant and the Warrant Shares for its own account for investment and not with a view to the resale or distribution thereof, however that Lender shall be entitled to assign any portion of the Warrant or Warrant Shares to any party who participates with Lender ("Participant") in this transaction or any member of Lender without any such transfer being deemed a prohibited distribution of the Warrant or Warrant Shares, provided that nothing herein shall be interpreted as an opinion that such transfer complies with applicable federal or state securities laws. The Company acknowledges that each Participant shares in the same rights or obligations that Lender has obtained hereunder to the extent of their respective participation interests in the event they were to become a registered holder of their respective participation interest.

(C) Any substitute Warrant and each certificate for the Warrant Shares shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer thereof contained in this Warrant (including, but not limited to, the Put, and the above securities law restrictions).

(D) Prior to the date hereof, Lender has made an investigation of the Company and its business and has had available to it all information with respect thereto which it needed to make an informed investment decision.

14.      Amendment to Warrant.

         Notwithstanding any of the provisions of this Warrant to the contrary, any of the provisions of this Warrant may be changed by a writing executed by the Company and by the holder hereof.

15.      Board Visitation

         Lender shall be given notice of all meetings of the Board of Directors, receive copies of minutes of all meetings of the Board of Directors and Lender shall be entitled to send an observer to all meetings of the Board of Directors of the Company from closing of the Loan until one (1) year following the exercise of the Warrant hereunder.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers and its corporate seal to be affixed hereto.


                                            INTERNET FINANCIAL SERVICES, INC.


                                            By: /s/ Steven Malin
                                                --------------------------------
                                                Steven Malin,
                                                Chief Executive Officer


Attest:


---------------------------------


Agreed to and Accepted:

NEW YORK SMALL BUSINESS
VENTURE FUND LLC

By: /s/ Howard Sommer
    -----------------------------
    Howard Sommer, Vice President

                                SUBSCRIPTION FORM

                   (To be executed by New York Small Business
                       Venture Fund LLC if they desire to
                              exercise the Warrant)

TO:      INTERNET FINANCIAL SERVICES, INC.

         The undersigned hereby exercises the right to purchase _____ shares of the Common Stock of Internet Financial Services, Inc. evidenced by the attached Warrant and herewith makes payment of the purchase price of such shares in full, all in accordance with the conditions and provisions thereof.

         The undersigned requests that certificates for such shares be issued pursuant to the Warrant in the name of:

         -----------------------------------------------------------------------
                                      Name

         -----------------------------------------------------------------------
                                     Address

         -----------------------------------------------------------------------

Dated:

         -----------------------------------------------------------------------
                                    Signature

         -----------------------------------------------------------------------
                            Name of Registered Holder
                                 (Please Print)

         -----------------------------------------------------------------------

           EXERCISE OF WARRANTS EVIDENCED BY THIS WARRANT CERTIFICATE


Number of Shares
of Stock for                     Date of
which exercised                  Exercise           Notation Made by
---------------                  --------           ----------------

                                 ASSIGNMENT FORM
             (To be executed by Lender in the event of an Assignment
                           or Transfer of the Warrant)


TO:      INTERNET FINANCIAL SERVICES, INC.


         The undersigned hereby assigns/transfers the Warrant to:

         -----------------------------------------------------------------------
                                      Name

         -----------------------------------------------------------------------
                                    Address

         -----------------------------------------------------------------------



         -----------------------------------------------------------------------
                                    Signature

         -----------------------------------------------------------------------
                            Name of Registered Holder
                                 (Please Print)


Dated:

                              AMENDMENT TO WARRANT



                  Amendment dated as of October 2, 1998 to a certain Warrant issued by Internet Financial Services, Inc. (the "Company") to New York Small Business Venture Fund LLC ("Lender") dated as of October 2, 1998 (the "Original Warrant").


                              W I T N E S S E T H :

                  1. The provisions of the Original Warrant are hereby incorporated by reference and made a part hereof. Except as otherwise provided, all definitions in the Original Warrant shall have the same meanings when used herein.

                  2. This Amendment is being entered into in contemplation of the Company's initial public offering ("IPO") of its shares of common stock ("Stock") proposed to be underwritten by Whale Securities Co., L.P. ("Whale"), as underwriter, as substantially outlined in the letter of intent between the Company and Whale dated July 31, 1998. If such underwriting is not consummated on or before March 31, 1999, this Amendment shall be void and of no effect.

                  3. Based on the assumption that the Company's Stock will undergo a reverse split of approximately .675841:1, the number of shares of Stock covered by the Warrant on the date of the IPO shall be 127,500 shares and the Warrant Price shall be the IPO price, presently contemplated to be $8.00 per share of Stock, notwithstanding the terms of the Original Warrant.

                  4. Section 7.1.2 of the Original Warrant is eliminated in its entirety.

                  5. Section 11 of the Original Warrant, and Exhibit A thereto, is eliminated in its entirety.

                  6. Except as hereby modified, the terms of the Original Warrant remain in effect. In the event of any conflict between the terms of the Original Warrant and this Amendment, the terms of the Original Warrant shall prevail.

                  7. Lender agrees to sign the attached letter providing for the lock-up of Stock provided that the Company insiders, the underwriter and similar parties receiving stock or options in connection with a financing agree to a similar lockup, and any amendments thereto required by the NASD or other regulatory authority.

                  IN WITNESS WHEREOF, this Amendment has been entered into on the __ day of October, 1998, effective as October 2, 1998.

                                            INTERNET FINANCIAL SERVICES, INC.



                                            By:      /s/ Steven Malin
                                                     -----------------------
                                                     Steven Malin, Chairman and
                                                     Chief Executive Officer


Agreed to and Accepted by:

NEW YORK SMALL BUSINESS VENTURE LLC



By:      /s/ Howard Sommer
         ------------------------------
         Howard Sommer, Vice President

                           SECOND AMENDMENT TO WARRANT


                  Second Amendment ("Second Amendment") dated as of January 18, 1999 to a certain Warrant issued by Internet Financial Services, Inc. (the "Company") to New York Small Business Venture Fund LLC ("Lender") dated as of October 2, 1998 as amended by an Amendment dated as of October 2, 1998 (the Warrant as heretofore amended being called the "Current Warrant").


                              W I T N E S S E T H :

                  1. The provisions of the Current Warrant are hereby incorporated by reference and made a part hereof. Except as otherwise provided, all definitions in the Current Warrant shall have the same meanings when used herein.

                  2. This Second Amendment being entered into is in contemplation of the Company's initial public offering ("IPO") of its shares of common stock ("Stock") proposed to be underwritten by Whale Securities Co., L.P. ("Whale"), as underwriter, as substantially outlined in the letter of intent between the Company and Whale dated July 31, 1998. If such underwriting is not consummated on or before May 19, 1999, this Second Amendment shall be void and of no effect.

                  3. Based on the assumption that the Company's Stock will not undergo a reverse split incident to, or in preparation for, the IPO, the number of shares of Stock covered by the Warrant on the date of the IPO shall be 191,250 shares and the Warrant Price shall be the IPO price, presently contemplated to be $6.00 per share of Stock, notwithstanding the terms of the Current Warrant.

                  4. Except as hereby modified, the terms of the Current Warrant remain in effect. In the event of any conflict between the terms of the Current Warrant and this Amendment, the terms of this Amendment shall prevail.

                  5. Lender agrees to sign the attached letter providing for the lock-up of Stock provided that the Company insiders, the underwriter and similar parties receiving stock or options in connection with a financing agree to a similar lockup, and any amendments thereto required by the NASD or other regulatory authority.

                  IN WITNESS WHEREOF, this Amendment has been entered into on and as of the 18th day of January, 1999.


                                            INTERNET FINANCIAL SERVICES, INC.


                                            By: /s/ Steven Malin
                                                --------------------------------
                                                Steven Malin, Chairman and
                                                Chief Executive Officer


Agreed to and Accepted by:

NEW YORK SMALL BUSINESS VENTURE LLC


By: /s/ Howard Sommer
    -------------------------------
    Howard Sommer, Vice President